UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 FORM 8-K/A

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 10, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2 Cityplace Drive, Suite 200, St. Louis, MO 63141
(Address of principal executive offices)

Registrant’s telephone number, including area code (323) 538-5799

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2022, Verde Resources, Inc. (the “Company”), through Verde Estates LLC, a Missouri limited liability company (“VEL”), which is a wholly-owned subsidiary of the Company’s wholly-owned subsidiary, Verde Renewables, Inc., entered into a Commercial Lease Agreement and Option to Purchase (the “Lease Agreement”) to rent a 24-acre property in La Belle Missouri (the “Property”) from Jon Neal Simmons and Betty Jo Simmon (the “Landlord”) in order to kickstart carbon farming with biochar in Missouri.  The entry, by the Company through VEL, into the Lease Agreement was first reported by the Company, via Form 8-K, on February 15, 2022.

On September 27, 2022, the Company, through VEL exercised its exclusive right and option to purchase Property for a total consideration of five hundred thousand dollar ($500,000). The Company paid to the Landlord a security deposit in the sum of two hundred forty thousand dollars ($240,000) prior to the execution of the Lease Agreement. The Company paid the balance of the sum of two hundred sixty thousand dollars ($260,000) at the closing of the purchase of the Property.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
President and CEO

Date:	October 3, 2022

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